SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2008

THE MIDLAND COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526
(State or other jurisdiction of incorporation)	( Commission File No.)	(IRS Employer Identification No. )

7000 Midland Boulevard, Amelia, Ohio 45102-2607
(Address of principal executive offices) (Zip Code)
(513) 943-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.       Completion of Acquisition or Disposition of Assets.

On April 3, 2008, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 16, 2007, by and among Munich - American Holding Corporation, a Delaware corporation (“Parent”), Monument Corporation, an Ohio corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and The Midland Company, an Ohio corporation (the “Company”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and becoming a direct wholly owned subsidiary (the “Surviving Corporation”) of Parent (the “Merger”).  Pursuant to the laws of the State of Ohio and the Company's articles of incorporation, the Merger Agreement was adopted by the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at a special meeting of the Company’s shareholders held on March 24, 2008.

Prior to the closing of the Merger, Midland completed the previosuly announced sale of all of the shares of capital stock of M/G Transport Services, Inc. and MGT Services, Inc. to an affiliate of Brooklyn NY Holdings, LLC.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) dated October 16, 2007, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company has notified the Nasdaq Global Select Market (the “Nasdaq”) on April 3, 2008 that each outstanding Share was converted in the Merger into the right to receive $65.00 in cash, without interest, and requested that the Nasdaq file a Form 25 with the Commission to strike the Company's common stock, no par value (the "Shares") from listing and registration thereon. In addition, the Company will be filing with the Commission a Form 15 to deregister the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.       Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding Share was converted in the Merger into the right to receive $65.00 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

Item 5.01.      Change in Control of Registrant.

As a result of the Merger, the Company became a direct wholly owned subsidiary of Parent. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the Merger Agreement, all of the Company's members of the Board of Directors are being replaced.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), the Company's articles of incorporation were amended and restated in their entirety as provided in the Merger Agreement (the "Amended and Restated Articles") to be identical to the articles of incorporation of Merger Sub except with respect to the name of the Surviving Corporation. Pursuant to the Merger Agreement, at the Effective Time, the Company's code of regulations was amended and restated in its entirety as provided in the Merger Agreement (the "Amended and Restated Regulations") to be identical to the code of regulations of Merger Sub. A copy of the Amended and Restated Articles and the Amended and Restated Regulations are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01        Other Events.

On April 3, 2008 the Company issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

                         (d)           Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 16, 2007, among the Company, Parent and Merger Sub* (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 16, 2007 and incorporated herein by reference)

3.1	Amended and Restated Articles of the Company
3.2	Amended and Restated Regulations of the Company
99.1	Press Release dated April 3, 2008

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Midland agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDLAND COMPANY

Date: April 3, 2008	By:	/s/ W. Todd Gray
W. Todd Gray
Executive Vice President and
Chief Financial Officer